                        NEWPORT NEWS SHIPBUILDING INC.
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                   $200,000,000 8 5/8% SENIOR NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                   $200,000,000 8 5/8% SENIOR NOTES DUE 2006
                                      AND
                                ALL OUTSTANDING
            $200,000,000 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
            $200,000,000 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006

To Our Clients:

  Enclosed for your consideration are the Prospectus, dated February 11, 1997 the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), in connection with the offer by Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), to exchange, upon the terms and subject to the conditions set forth in the Exchange Offer, (i) $1,000 principal amount of its new 8 5/8% Senior Notes due 2006 (the "New Senior Notes") for each $1,000 principal amount of its outstanding 8 5/8% Senior Notes due 2006 (the "Old Senior Notes"), of which $200,000,000 aggregate principal amount is outstanding and (ii) $1,000 principal amount of its new 9 1/4% Senior Subordinated Notes due 2006 (the "New Senior Subordinated Notes," and together with the New Senior Notes, the "New Notes") for each $1,000 principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2006 (the "Old Senior Subordinated Notes," and together with the Old Senior Notes, the "Old Notes") of which $200,000,000 aggregate principal amount is outstanding. The form and terms of the New Senior Notes and the New Senior Subordinated Notes are substantially identical to the form and terms of the Old Senior Notes and the Old Senior Subordinated Notes, respectively, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

  We are holding Old Notes for your account. An exchange of the Old Notes can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

  We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

  Your attention is directed to the following:

    1. The New Senior Notes will be exchanged for the Old Senior Notes at the rate of $1,000 principal amount of New Senior Notes for each $1,000 principal amount of Old Senior Notes, and the New Senior Subordinated Notes will be exchanged for the Old Senior Subordinated Notes at the rate of $1,000 principal amount of New Senior Subordinated Notes for each $1,000 principal amount of Old Senior Subordinated Notes. Interest on the New Notes shall accrue from the last June 1 or December 1 on which interest was paid on the Old Notes so surrendered, or, if no interest has been paid on such Old Notes, from November 26, 1996. No interest will be paid on Old Notes accepted for exchange. As noted above, the form and terms of the New Senior Notes and the New Senior Subordinated Notes are substantially identical to the form and terms of the Old Senior Notes and the Old Senior Subordinated Notes, respectively, except that the New Notes have been registered under the Securities Act.

    2. Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder or beneficial owner thereof (other than any such holder or beneficial owner which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's or beneficial owner's business and that such holder or beneficial owner is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in the distribution of such New Notes.

    3. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered, except that Old Notes may be tendered only in integral multiples of $1,000 principal amount.

    4. The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on March 13, 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn on or prior to the Expiration Date.

    5. Any transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

  The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

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

                        NEWPORT NEWS SHIPBUILDING INC.
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                   $200,000,000 8 5/8% SENIOR NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                   $200,000,000 8 5/8% SENIOR NOTES DUE 2006
                                      AND
                                ALL OUTSTANDING
            $200,000,000 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
            $200,000,000 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

  The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange the Old Notes.

  This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

  The undersigned represents that (i) the New Notes to be acquired by the holder and any beneficial owners of Old Notes in connection with the Exchange Offer are being acquired in the ordinary course of business of the holder and any beneficial owners, (ii) that at the time of the consummation of the Exchange Offer the holder and each beneficial owner are not engaging, do not intend to engage and have no arrangements or understanding with any person to participate in the distribution of the New Notes in violation of the provisions of the Securities Act, (iii) the holder and each beneficial owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed under the caption "Plan of Distribution" in the Prospectus, (iv) the holder and each beneficial owner understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission, and (v) neither the holder nor any benefical owner(s) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing.

  If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company or an affiliate), the undersigned represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Commission to third parties, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. However, only broker-dealers who exchange Old Notes that were acquired for their own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company or any affiliate of the Company), may use this Prospectus to satisfy the prospectus delivery requirements of the Securities Act. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

                                                        Sign Here

                                          -------------------------------------
                                                      Signature(s)

Notes which are to be tendered:

[_] Tender all of the Old Notes. By
  checking this box, all Old Notes
  held by us for your account will
  be tendered. If fewer than all Old
  Notes are to be tendered, please
  check the box below and indicate
  the aggregate principal amount of
  Old Senior Notes and Old Senior
  Subordinated Notes to be tendered
  by us.



[_] Old Senior Notes: __________          Old Senior Subordinated Notes: _ [/R]

-------------------------------------
       Name(s) (Please Print)

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               Address

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              Zip Code

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     Area Code and Telephone No.


Dated: _______________________ , 1997

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